Exhibit 32.01

CERTIFICATIONS PURSUANT TO

1 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Santa Fe Petroleum, Inc., a Delaware corporation (the “Company”) on Form 10-Q for the period ended June 30, 2012, as filed with the Securities and Exchange Commission (the “Report”), I, Bruce A. Hall, the Principal Executive and Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to their knowledge:

(1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bruce A. Hall

By: Bruce A. Hall

Principal Executive

and Financial Officer

Date: November 15, 2012